Exhibit 99.4
Notice of Guaranteed Delivery
For Shares of Common Stock of
Seaport Entertainment Group Inc.
Subscribed for Via Primary Subscription
and the Over-Subscription Privilege
As set forth in the registration statement on Form S-1 initially filed by Seaport Entertainment Group Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 24, 2024, as amended (Registration No. 333-279690) (the “Registration Statement”) and a prospectus dated        , 2024 filed by the Company with the Commission (the “Prospectus”), for the Company’s rights offering, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all of the Company’s shares of common stock, par value $0.01 per share (the “Shares”), subscribed for via the primary subscription and the over-subscription privilege. Payment must be made in United States dollars by personal check payable to “Computershare Trust Company, N.A.” or by wire transfer to “Computershare Trust Company, N.A.,” with reference to the subscription rights holder’s name. This form may be delivered by email, first class mail, registered, certified or express mail or overnight courier to the Subscription Agent and must be received prior to 5:00 p.m., Eastern Time, on         , 2024, as such date may be extended from time to time (the “Expiration Date”). The terms and conditions of the offering set forth in the Registration Statement and the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.
THE SUBSCRIPTION AGENT IS:
COMPUTERSHARE TRUST COMPANY, N.A.

BY FIRST CLASS MAIL:	BY REGISTERED, CERTIFIED OR EXPRESS MAIL OR OVERNIGHT COURIER:	VIA EMAIL:
Seaport Entertainment Group Inc. c/o Computershare Attn: Voluntary Corporate Actions: COY SEG P.O. Box 43011 Providence, RI 02940-3011	Seaport Entertainment Group Inc. c/o Computershare Attn: Voluntary Corporate Actions: COY SEG 150 Royall Street, Suite V Canton, MA 02021	canoticeofguarantee @computershare.com *This email address can only be used for delivery of this Notice of Guaranteed Delivery.*
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.
The NYSE American LLC or other national exchange member firm or bank or trust company that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the primary subscription and the over-subscription privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m. Eastern Time, on the Expiration Date, guaranteeing delivery of a properly completed and signed Subscription Rights Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business of the first Business Day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights. Payment of the full Subscription Price for the Shares subscribed for must accompany this Notice of Guaranteed Delivery.

GUARANTEE
The undersigned, a member firm of NYSE American LLC or other national exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern Time, on the first Business Day after the Expiration Date of a properly completed and executed Subscription Rights Certificate, as subscription for such Shares as indicated herein or in the Subscription Rights Certificate. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

BROKER ASSIGNED CONTROL #
SEAPORT ENTERTAINMENT GROUP INC.

1. Primary Subscription	Number of Rights to be exercised	Number of primary Shares requested for which you are guaranteeing delivery of Rights	Payment to be made in connection with primary Shares

	Rights	Shares	$

2. Over-Subscription	Not applicable	Number of over-subscription Shares requested pursuant to the over-subscription privilege	Payment to be made in connection with over-subscription Shares

		Shares	$

3. Totals	Total Number of Rights Exercised	Total number of Shares subscribed for and/or requested

	Rights	Shares	$

Total Payment
Method of delivery (circle one):
A. Through DTC
B. Direct to Computershare Trust Company, N.A., as Subscription Agent.
Please reference below the registration of the Rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature

DTC Participant Number	Title

Address	Name (Please Type or Print)

Zip Code	Phone Number

Contact Name	Date